FIRST AMENDMENT TO PURCHASE AGREEMENT


     THIS FIRST AMENDMENT TO PURCHASE AGREEMENT ("Amendment") is made as of the 11th day of July, 2001, by and between WATERTON RAINTREE, L.L.C., a Delaware limited liability company ("Seller") and KelCor, Inc., a Missouri corporation ("Purchaser").

                                   WITNESSETH:

     WHEREAS, Seller and Purchaser executed that certain Purchaser Agreement dated June 7, 2001 (the "Original Contract") pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, that certain parcel of ground with improvements known as the Barrington Hills Apartments, located in Little Rock, Arkansas (the "Property"); and

     WHEREAS, the parties hereto desire to extend the Due Diligence Period (as defined in the Original Contract).

     NOW, THEREFORE, in consideration of the foregoing covenants and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Definitions. The foregoing recitals are hereby incorporated into this Amendment. All capitalized terms not defined herein shall have the same meaning ascribed to them in the Original Contract. The Original Contract as hereby amended shall be referred to collectively as the "Contract" and all references in the Original Contract to "this Agreement", "the Agreement," or "herein" or similar terms shall mean the Original Contract, as amended by this Amendment.

     2. Due Diligence Period. The expiration date for the Due Diligence Period is hereby extended to Friday, July 27, 2001.

     3. Counterparts; Facsimile Execution. The parties hereto agree that: (a) this Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instruments, and that executed counterpart originals shall be satisfactory for purposes of enforcing this Amendment; and (b) original signatures transmitted via facsimile shall be acceptable for purposes of executing this Amendment. If counterpart originals are executed and/or original signatures are transmitted by facsimile, the parties hereto shall endeavor in good faith to deliver to each other executed counterpart originals within ten
(10) days from the date hereof.

     4. Effect of Modification. Except as expressly modified by this Amendment, the terms and conditions of the Original Contract shall otherwise remain in full force and effect, without change.



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     IN WITNESS  WHEREOF,  the parties hereto have duly executed and sealed this
Amendment as of the date first above written.


SELLER:

WATERTON RAINTREE, LLC,
a Delaware limited liability company

By: Waterton Residential Property Fund II, L.P.
    Its managing member

    By: Waterton Fund II Managers, L.P.
        Its general partner

        By: VS Managers, L.L.C.
            Its general partner

            By:/s/ Peter M. Vilim
            Name:  Peter M. Vilim
            Title: Member


BUYER:

KelCor, INC.,
a Missouri corporation

By:  /s/ Daniel W. Pishny
Name:    Daniel W. Pishny
Title:   President